Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT IS ENTERED INTO ON APRIL 1, 2015, BETWEEN B&R Liquid Adventure, LLC, a California limited liability company ("B&R" or "Secured Party"), and American Brewing Company, Inc., a Washington corporation ("ABC" or "Debtor"), both of whom may be referred to individually as "Party" or collectively as "Parties".
For value received, the Debtor grants to the Secured Party a security interest in the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, referred to in this Security Agreement as the "Collateral":

Accounts; Chattel Paper;  Documents; Equipment; Fixtures; All General Intangibles; Goods; Inventory; and all other personal property, whether tangible or intangible and whether or not subject to the Uniform Commercial Code whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located.
to secure (i) the Debtor's indebtedness, both principal and interest, to Secured Party under the Debtor's Note of $140,000 to Secured Party of April 1, 2015, (ii) all other obligations and liabilities of the Debtor to Secured Party incurred at any time pursuant to the Note or this Security Agreement, and (iii) all costs and expenses, including attorneys' fees and court costs, incurred at any time by Secured Party in collecting any such indebtedness and other obligations or in enforcing any of its rights and interests hereunder or under any other document referred to above .

The Debtor represents and warrants that the Collateral is to be used in business other than farming operations.

The Collateral will be kept at the Debtor's principal place of business and at the locations specified below:

Description	Location
Executive Offices	180 West Dayton Street Warehouse 102 Edmonds, WA 98020
Los Angeles County Office	3625 Del Amo Boulevard Suite 385 Torrance, CA 90503
UNIX location	9 Minson Way, Montebello, CA 90640
[OTHER LOCATIONS?]

The Debtor agrees as follows:

1.  Title.  Except for the security interest granted by this Security Agreement, the Debtor has, or on acquisition will have, full title to the Collateral free from any lien, security interest, encumbrance, or claim, and the Debtor, at the Debtor's cost and expense, will defend any action that may affect the Secured Party's security interest in, or the Debtor's title to, the Collateral.

2.  Financing Statement.  No financing statement covering the Collateral or any part of it or any proceeds of it other than the financing statement executed in conjunction with this Security Agreement is on file in any public office other than those that reflect the security interest created by this Security Agreement.  At the Secured Party's request, the Debtor will join in executing all necessary financing statements in forms satisfactory to the Secured Party and will further execute all other instruments deemed necessary by the Secured Party.

3.  Sale, Lease, or Disposition of Collateral. The Debtor will not sell, contract to sell, lease, encumber, or dispose of the Collateral or any interest in it without the written consent of the Secured Party unless in connection with such transaction this Security Agreement and all debts secured by it have been fully satisfied.

4.  Insurance.  Until final termination of this Security Agreement, the Debtor, at the Debtor's own cost and expense, will insure the Collateral against the casualties and in the amounts that the Secured Party deems reasonable (consistent with the past practices of the Debtor), with a loss payable clause in favor of the Debtor and Secured Party as their interests may appear.

5.Protection of Collateral.  The Debtor will keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part of it. The Debtor will not use the Collateral in violation of any statute or ordinance, and the Secured Party will have the right to examine and inspect the Collateral at any reasonable time.

6.  Taxes and Assessments.  The Debtor will pay promptly when due all taxes and assessments on the Collateral, or any part of the Collateral, or for its use and operation.

7.  Location and Identification.  The Debtor will keep the Collateral separate and identifiable and at the addresses shown above, and will not remove the Collateral from that address without the Secured Party's written consent, for as long as this Security Agreement remains in effect.

8.  Security Interest in Proceeds and Accessions.  The Debtor grants to the Secured Party a security interest in and to all proceeds (including insurance proceeds), increases, substitutions, replacements, additions, and accessions to the Collateral and to any part of the Collateral and to all records and data relating to any of the Collateral.

9.  Payment.  The Debtor will pay the note secured by this Security Agreement and any renewal or extension of it and any other indebtedness secured by this Security Agreement in accordance with the terms and provisions of the indebtedness. On full payment by the Debtor of all indebtedness secured by this Security Agreement in accordance with this Security Agreement, this Security Agreement will expire, and the Secured Party's security interest in the Collateral, as set forth in this Security Agreement, will terminate.

10.  Change of Place of Business. The Debtor will promptly notify the Secured Party of any change of the Debtor's chief place of business, or place where records concerning the Collateral are kept.

11.  Time of Performance and Waiver.  In performing any act under this Security Agreement and the note secured by it, time is of the essence. The Secured Party's acceptance of partial or delinquent payments, or the failure of the Secured Party to exercise any right or remedy, will not constitute a waiver of any obligation of the Debtor or right of the Secured Party and will not constitute a waiver of any other similar default that occurs later.

12.  Default.  The Debtor will be in default under this Security Agreement on the occurrence of any of the following events or conditions (each a "Default"):

(a) Default in the payment or performance when due of any note, obligation, covenant, or liability secured by this Security Agreement;

(b) Any warranty, representation, or statement made or furnished to the Secured Party by or on behalf of the Debtor proves to have been false in any material respect when made or furnished;

(c) Loss, theft, substantial damage, destruction, sale, or encumbrance to or of any of the Collateral, or the making of any levy, seizure, or attachment of or on the Collateral; and

(d) Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the Collateral, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against the Debtor.

13.  Remedies.  On the occurrence of any Default, and at any later time, the Secured Party may declare all obligations secured due and payable immediately and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the California Commercial Code as well as other rights and remedies either at law or in equity possessed by the Secured Party.

14.  Governing Law.   This Security Agreement will be construed in accordance with the California Commercial Code and other applicable laws of the State of California. All obligations of the parties created under this Security Agreement are performable in Los Angeles County, California.

15.  Parties Bound.  This Security Agreement will be binding on and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns as permitted by this Security Agreement.

16.  Validity and Construction.  If any one or more of the provisions contained in this Security Agreement is for any reason held to be invalid, illegal, or unenforceable, the invalidity, illegality, or unenforceability of that provision will not affect any other provision of this Security Agreement, and this Security Agreement will be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

17.  Sole Agreement.  This Security Agreement constitutes the only agreement of the parties, and supersedes any prior understandings or written or oral agreements between the parties, respecting the subject matter of this Security Agreement.

18.  Commercial Code Definitions Applicable.  All terms used in this Security Agreement that are defined in the California Commercial Code ("Code") will have the same meaning in this Security Agreement as in the Code.

19.  Successors and Assigns.  Subject to any limitations stated in this Security Agreement on transfer of the Debtor's interest, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than the Debtor, Secured Party, without notice to the Debtor, may deal with the Debtor's successors with reference to this Security Agreement and the indebtedness by way of forbearance or extension without releasing the Debtor from the obligations of this Security Agreement or liability under the indebtedness.

20.  Attorneys' Fees; Expenses.  Debtor agrees to pay upon demand all of Secured Party's costs and expenses, including Secured Party's attorneys' fees and Secured Party's legal expenses, incurred in connection with the enforcement of this Agreement, Secured Party may hire or pay someone else to help enforce this Agreement, and the Debtor shall pay the costs and expenses of such enforcement. Costs and expenses include Secured Party's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Debtor also shall pay all court costs and such additional fees as may be directed by the court.

21.  No Waiver by Secured Party.  Secured Party shall not be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by Secured Party.  No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by Secured Party of a provision of this Security Agreement shall not prejudice or constitute a waiver of Secured Party's right otherwise to demand strict compliance with that provision or any other provision of this Security Agreement. No prior waiver by Secured Party, nor any course of dealing between Secured Party and the Debtor, shall constitute a waiver of any of Secured Party's rights or of any of the Debtor's obligations as to any future transactions. Whenever the consent of Secured Party is required under this Security Agreement, the granting of such consent by Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Secured Party.

In witness whereof, the parties have signed this Security Agreement on the date set forth above.

American Brewing Company, Inc.

Signed:	/s/ Neil Fallon
By: Neil Fallon
Title: President

B&R Liquid Adventure, LLC

Signed:	/s/ Robert L. Tiedemann
By: Robert L. Tiedemann
Title: Chief Executive Officer